Rule 424(b)(3)
Registration Statement No. 333-60264
Pricing Supplement No. 13
Dated October 29, 2001 (Corrected)
(To Prospectus dated May 10, 2001 and
Prospectus Supplement dated October 3, 2001)
INTERNATIONAL LEASE FINANCE CORPORATION
$2,000,000,000
Medium-Term Notes, Series M
Principal Amount:                                          $92,000,000.00
Issue Price:                                                     $92,000,000.00
CUSIP:                                                            45974VYM4
Settlement Date:                                                  11/02/01
Stated Maturity (date):                                           11/03/03
Interest Rate:                                                    L +0.90%
Overdue Rate (if any):                                            N/A
Redeemable by the Company on or after:                       N/A
Repayable at the option of the holder on:                         N/A
Optional Reset Dates:                                        N/A
Extension Periods:                                                N/A
Final Maturity:                                                   N/A
Repurchase Price (for Original Issue Discount Notes):   N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: We may create and issue additional notes with the same terms as the notes offered hereby so that the additional notes will form a single series with the notes offered hereby.